AGREEMENT

This Agreement in Principle (“Agreement”) dated for reference the 18th day of April, 2016, by and between the between Bingo Nation Technologies Inc., a Nevada corporation (“BNT”) and NexGen Applied Solutions Inc. a Nevada corporation (“NEXG” or the “Company”), collectively BNT and NEXG are referred to as the “parties,” for the purpose of forming (i) an exclusive master software technology license to be granted by BNT to NEXG and (ii) an exclusive Bingo Nation business development contract to be granted by BNT to NEXG (collectively hereinafter defined as the Contracts); all to be entered into between the parties for the purposes stated below.

ARTICLE 1

BUSINESS CONCEPT & BACKGROUND

1.1

NEXG was incorporated in the State of Nevada on March 24, 2006. The Company is a reporting issuer, with its shares called for trading on the OTC Markets Group.

1.2

BNT was incorporated in the State of Nevada on January 26, 2005. Its principals have been in business development of the Bingo Nation business since 1995.

1.3

The Coeur d'Alene Tribe, located in northern Idaho, is a federally recognized Indian Tribe possessing sovereign powers of self government over the Coeur d'Alene Indian Reservation (the “Tribe”).

1.4

The Tribe and representatives from BNT began discussions concerning the creation of a Class II wide area bingo in November 1996.

1.5

The parties wish to further those discussions and explore the possibility of creating a televised Bingo Nation game (the “Game”) in areas of mutual interest and/or nationwide in the United States of America.

1.6

The Game is a federally approved game concept*1 that will be operated by each federally recognized participating Indian tribe upon their particular “Indian Lands”*2; and facilitated centrally by NEXG in cooperation with Bingo Nation Network Authority (“BNNA”), an instrumentality of the Coeur d'Alene Tribe formed by statute on or about January 3, 2013, or such further and other federally recognized Indian tribe or representative enterprise.

1.7

To the greatest extent possible the parties will do the following:

(a)

Develop a mutually acceptable adaptation of the plan of business for implementation of the project within thirty days from this date.

(b)

The parties shall cooperate with each other in connection with the preparation of business marketing strategies and other diligence requirements, including reasonable access to confidential information and key personnel and contacts.

ARTICLE 2

NEGOTIATION OF THE CONTRACTS

2.1

With respect to the concept of the Game summarized in separate documentation, and this Agreement in general, the preliminary understandings expressed in this Agreement are to be incorporated into the definitive and final Contracts (the “Contracts”) within thirty (30) days of the execution date of this Agreement (“Closing”) as follows:

____________________

*1 On June 27, 2014 Office of General Counsel to the National Indian Gaming Commission (“NIGC”)  issued a favorable advisory opinion that the Bingo Nation game was Class II permitted under the Indian Gaming Regulatory Act, 25 U.S.C. §§ 2701 et. seq. (“IGRA”)

*2 “Indian Lands” as defined under IGRA, the NIGC, and applicable jurisprudence

(a)

Share Acquisition, transferring to BNT an amount of 50 Million restricted common shares in the capital stock of NEXG within seven (7) days of the execution date of this Agreement (the “Shares”);

(b)

Development Contract, granting NEXG the exclusive right to develop the Game in the USA;

(c)

Exclusive Master Software License, granting NEXG the right to sublicense BNNA and/or participating tribes in consideration of a percentage royalty from Game card sales to be paid to BNT;

(d)

Investment Contract(s), identifying sources of funding and terms of private placement or prospectus offering in favour of NEXG sufficient to carry out the approved business plans of the parties;

(e)

Executive Contract(s), recruiting certain qualified individuals with specific expertise and recognition in Indian Gaming and economic development activities utilizing the opportunities created under the IGRA.

2.2

Any party is free to withdraw from the negotiation of the transaction described herein at any time and for any reason prior to the execution of the Contracts without liability or obligation to the other party upon written notice and return of the Shares by BNT as instructed by NEXG.

2.3

Each of the parties shall be responsible for their own expenses and the negotiation of the Contracts, and any actions taken by other parties in reliance on the preliminary agreements expressed herein shall be at each party's own risk.

2.4

The parties shall use all reasonable efforts to reach agreement on the Contracts.

ARTICLE 3

CONDITIONS PRECEDENT

3.1

Prior to the execution of the Contracts, the Parties obligations to carry out the terms and conditions of this Agreement are subject to the following conditions:

(a)

Due diligence on BNT’s technology, acceptance testing and review confirmation of certifications of technology issued by Gaming Laboratories International Inc.;

(b)

Due diligence on NEXG; its fully diluted issued and outstanding capital, debt, debt retirement options, financial standing and investment capital capabilities;

(c)

Preparation by BNT of an acceptable formal business plan, budget, including plan of distribution for the roll-out of the Game acceptable to the parties;

(d)

Recruitment of any additional necessary expertise, board members and executive personnel to realize the business and Game fulfilment as may be identified in the foregoing business plans;

(e)

If required by the parties, receipt of written approval to the terms and conditions of the Contracts from BNNA, unless mutually waived by the Parties;

(f)

Regulatory approval of a listing application by NEXG to have its common shares quoted for trading on OTC:QX unless mutually waived by the Parties;

(g)

Approval of NEXG’s and BNT’s board of directors; and if required any further regulatory approval of the Contracts;

(h)

That all covenants and agreements to be performed by the parties prior to the date of execution of the Contracts shall have been performed.

3.2

The conditions set forth in clause 3.1 are for the mutual benefit of the Parties and may be mutually waived by the Parties in writing in whole or in part on or before the date of execution of the Contracts, but not later than July 31st, 2016.

ARTICLE 4

GENERAL TERMS

4.1

The parties hereby warrant that there are no agreements with third parties or other parties which preclude them entering into this Agreement.

4.2

No party is authorized or empowered to obligate the other or incur any costs on behalf of the other. Each party is an independent contractor and the employees or agents of one are not the employees or agents of the other.

4.3

The parties will proceed on the basis set forth until the earliest of

(a)

the date of execution of the Contracts; or

(b)

a date on which any party arrives at the decision that the pursuit of the Game or the transaction contemplated hereunder would jeopardize any exchange listing or gaming license held by them, or

(c)

a date on which written notice is received pursuant to Section 2.2 above; or

(d)

July 31st, 2016 on which date this Agreement shall become null and void and shall terminate.

4.4

The parties each acknowledge that it is the policy of the respective parties to conduct their affairs in strict accordance with all applicable laws and regulations, and that such policies will govern their conduct with respect to the transaction contemplated by this Agreement. At the time of Closing the parties shall ensure compliance with state and federal law, or other law with respect to the transaction contemplated hereunder.

4.4

No party will make any public statement regarding any matter arising pursuant to this Agreement without the prior written consent of the other. The decision to provide such consent shall be decided within a period of not more than one (1) working day from the date of receipt by a party, as the case may be, that a request is made for such consent. In the absence of provision of written consent, the parties will not make any news releases with respect to such matters, unless in the opinion of counsel of both parties such party is compelled to make such statements by judicial or administrative process or by the requirements of law or the applicable regulations of any relevant stock exchange or other governmental authority.

4.5

All information disclosed or furnished by one party to the other, whether orally or in writing, in connection with the transaction contemplated hereunder shall be deemed to be proprietary and confidential information of the disclosing party. The receiving party agrees that for a period of three years from the date of this agreement, it shall not disclose any proprietary and confidential information to any third party nor use the information for any purpose other than to evaluate its interest in the transaction contemplated hereunder.

4.6

This Agreement may be executed by facsimile signatures and in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

4.7

Until the formal Contracts are executed by all parties, this Agreement shall remain binding on the parties, unless terminated or varied by written mutual consent or in accordance with its terms.

Dated as of this 18th day of April, 2016.

Bingo Nation Technologies Inc.

Per:  /s/ Greg Durreault

      Authorized Signatory

NexGen Applied Solutions Inc.

Per:  /s/ Robert Coleridge

       Authorized Signatory